SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	001-11174 (Commission File Number)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street, Chatsworth, CA		91311
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported (see Item 8.01 of Registrant’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2009), the Registrant had made an appeal to the Nasdaq Listing and Hearings Review Council to request a further extension to August 5, 2009 to become current with its periodic financial reports as required by The Nasdaq Global Market’s Rule 5250(c)(1).  The Registrant was notified on June 16, 2009 that it would not receive an extension, and therefore shares of its common stock were suspended from trading on The Nasdaq Global Market as of the opening of business on June 17, 2009.  The Registrant’s common stock is now quoted under the symbol “MRVC” on the Pink OTC Markets, Inc. (the “Pink Sheets”).

On June 16, 2009, the Registrant issued a press release announcing the suspension of its securities from trading on The Nasdaq Global Market and the transfer of its listing to the Pink Sheets, the text of which is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Registrant’s press release of June 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 18, 2009

MRV COMMUNICATIONS, INC.

	By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer